Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Fair Isaac Corporation:
We consent to the incorporation by reference in the registration statements (No. 333-114365, No. 333-114364, No. 333-102849, No. 333-102848, No. 333-97695, No. 333-66332, No. 333-66348, No. 333-32398, No. 333-32396, No. 333-95889, No. 333-83905, No. 333-65179, No. 333-02121, No. 333-121243, No. 333-123750, No. 333-123751 and No. 333-133268) on Form S-8 and in the registration statement (No. 333-111460) on Form S-3 of Fair Isaac Corporation of our report dated November 10, 2004, except as to the fifth paragraph of Note 1, which is as of February 24, 2005, with respect to the consolidated statement of income, stockholders’ equity and comprehensive income, and cash flow of Fair Isaac Corporation and subsidiaries for the year ended September 30, 2004, which report appears in the Annual Report on Form 10-K of Fair Isaac Corporation for the year ended September 30, 2006.
/s/ KPMG LLP
San Diego, California
December 8, 2006